Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports First Quarter 2026 Results
PHOENIX, Ariz. – (Business Wire) – April 29, 2026 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended March 29, 2026.

“The first quarter played out largely as we expected,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “We continue to focus on accelerating customer engagement, foraging and discovery, building an advantaged supply chain, and expanding access to healthy food. We remain confident in our long-term potential and expect sequential improvement in the business throughout 2026 as we reaccelerate growth. I want to thank our team members for their diligence in executing our strategy and for their dedication to serving our customers.”
First Quarter Highlights:
•Net sales totaled $2.3 billion; a 4% increase from the same period in 2025
•Comparable store sales of (1.7)%
•Diluted earnings per share of $1.71; compared to diluted earnings per share of $1.81 in the same period in 2025
•Opened 6 new stores, resulting in 483 stores in 25 states as of March 29, 2026
Leverage and Liquidity in First Quarter 2026
•Ended the quarter with $252 million in cash and cash equivalents and zero balance on our $600 million revolving credit facility
•Repurchased 1.9 million shares of common stock for a total investment of $140 million, excluding excise tax
•Generated cash from operations of $235 million and invested $98 million in capital expenditures, net of landlord reimbursement, year-to-date thru March 29, 2026
Second Quarter and Full-Year 2026 Outlook
The following provides information on our second quarter 2026 outlook:
•Comparable store sales: (2)% to 0%
•Diluted earnings per share: $1.32 to $1.36
The Company notes the fiscal year 2026 will be a 53-week year, with the extra week falling in the fourth quarter.
We estimate the impact from the 53rd week to be approximately $200 million in sales, $28 million in income before interest and taxes, and $0.21 in diluted earnings per share.

The following provides information on our full-year 2026 outlook (on a 52 week basis):
•Net sales growth: 4.5% to 6.5%
•Comparable store sales: (1)% to 1%

•EBIT: $675 million to $695 million
•Diluted earnings per share: $5.32 to $5.48
•Unit growth: 40+ new stores
•Capital expenditures (net of landlord reimbursements): $280 million to $310 million
First Quarter 2026 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, April 29, 2026, during which Sprouts executives will further discuss first quarter 2026 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on April 29, 2026. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," "will," "believes," or "projects," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences in a timely manner; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
Sprouts Farmers Market is one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States. Sprouts helps people live and eat better with fresh produce at the heart of the store and delicious discoveries for every dietary lifestyle. Always foraging for what’s fresh and innovative, Sprouts offers a carefully curated assortment of products that inspire wellness naturally, including organic, gluten-free, plant-based and non-GMO favorites. Headquartered in Phoenix, AZ, Sprouts employs more than 36,000 team members and operates more than 480 stores in 25 states nationwide. To learn more about Sprouts and the role it plays in its communities, visit sprouts.com/about/.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Net sales	$2,329,179	$2,236,436
Cost of sales	1,411,903	1,350,073
Gross profit	917,276	886,363
Selling, general and administrative expenses	658,781	623,226
Depreciation and amortization (exclusive of depreciation included in cost of sales)	42,027	35,099
Store closure and other costs, net	1,161	1,706
Income from operations	215,307	226,332
Interest income, net	(129)	(924)
Income before income taxes	215,436	227,256
Income tax provision	51,712	47,230
Net income	$163,724	$180,026
Net income per share:
Basic	$1.73	$1.83
Diluted	$1.71	$1.81
Weighted average shares outstanding:
Basic	94,813	98,537
Diluted	95,585	99,719

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 29, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$252,161	$257,282
Accounts receivable, net	63,313	65,221
Inventories	419,178	427,095
Prepaid expenses and other current assets	37,642	60,306
Total current assets	772,294	809,904
Property and equipment, net of accumulated depreciation	1,128,928	1,085,356
Operating lease assets, net	1,756,367	1,652,732
Intangible assets	208,215	208,215
Goodwill	381,750	381,750
Other assets	21,820	20,692
Total assets	$4,269,374	$4,158,649
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$260,737	$291,033
Accrued liabilities	311,281	304,419
Accrued salaries and benefits	61,461	96,017
Accrued income tax	16,396	—
Current portion of operating lease liabilities	185,374	177,263
Current portion of finance lease and other finance obligations	2,549	2,071
Total current liabilities	837,798	870,803
Long-term operating lease liabilities	1,775,890	1,682,425
Long-term debt and other finance obligations	97,044	81,585
Other long-term liabilities	40,853	40,283
Deferred income tax liability	83,549	80,479
Total liabilities	2,835,134	2,755,575
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 94,556,903 shares issued and outstanding, March 29, 2026; 95,926,024 shares issued and outstanding, December 28, 2025	95	96
Additional paid-in capital	850,411	841,848
Retained earnings	583,734	561,130
Total stockholders’ equity	1,434,240	1,403,074
Total liabilities and stockholders’ equity	$4,269,374	$4,158,649

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Operating activities
Net income	$163,724	$180,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44,276	36,820
Operating lease asset amortization	38,598	34,689
Share-based compensation	8,563	6,656
Deferred income taxes	3,070	4,595
Other non-cash items	1,785	1,532
Changes in operating assets and liabilities:
Accounts receivable	2,894	10,763
Inventories	7,917	3,049
Prepaid expenses and other current assets	21,293	(236)
Other assets	(412)	(357)
Accounts payable	3,147	54,084
Accrued liabilities	190	6,102
Accrued salaries and benefits	(34,556)	(29,777)
Accrued income tax	16,396	33,922
Operating lease liabilities	(41,570)	(41,249)
Other long-term liabilities	(28)	(1,530)
Cash flows from operating activities	235,287	299,089
Investing activities
Purchases of property and equipment	(101,151)	(59,479)
Cash flows used in investing activities	(101,151)	(59,479)
Financing activities
Payments on finance lease liabilities	(225)	(326)
Repurchase of common stock	(140,000)	(218,762)
Cash flows used in financing activities	(140,225)	(219,088)
(Decrease)/Increase in cash, cash equivalents, and restricted cash	(6,089)	20,522
Cash, cash equivalents, and restricted cash at beginning of the period	260,894	267,213
Cash, cash equivalents, and restricted cash at the end of the period	$254,805	$287,735

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. The company defines EBIT as net income before interest expense and provision for income tax.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of EBIT and EBITDA to net income for the thirteen weeks ended March 29, 2026 and March 30, 2025:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Net income	$163,724	$180,026
Income tax provision	51,712	47,230
Interest (income) expense, net	(129)	(924)
Earnings before interest and taxes (EBIT)	215,307	226,332
Depreciation, amortization and accretion	44,276	36,820
EBITDA	$259,583	$263,152
###

Source: Sprouts Farmers Market, Inc
Phoenix, AZ
4/29/26